                                                                      EXHIBIT 99

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To GTE Wireless Incorporated:

We have audited the accompanying balance sheets of GTE Wireless Incorporated and land-based wireless subsidiaries (a Delaware corporation) as of December 31, 1998, 1997 and 1996 and the related consolidated statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GTE Wireless Incorporated and land-based wireless subsidiaries as of December 31, 1998, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Atlanta, Georgia
December 3, 1999

GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      U.S.$ MILLION
                                                        -------------------------------------------------------------------------
                                                                                                               NINE MONTHS
                                                                                                                  ENDED
                                                                                                              SEPTEMBER 30,
                                                                 YEAR ENDED DECEMBER 31,                       (UNAUDITED)
                                                        -----------------------------------------       -------------------------
                                                             1998            1997            1996            1999            1998
---------------------------------------------------------------------------------------------------------------------------------
Revenues and Sales:
  Service revenues                                        2,687.1         2,552.4         2,347.5         2,305.7         2,005.8
  Equipment                                                 159.2           141.9           111.7           160.9           117.4
  Other                                                      73.8            52.6            21.9            46.2            55.1
---------------------------------------------------------------------------------------------------------------------------------
    Total revenues and sales                              2,920.1         2,746.9         2,481.1         2,512.8         2,178.3
---------------------------------------------------------------------------------------------------------------------------------
Operating Costs and Expenses:
  Cost of services                                          725.9           690.7           623.1           952.8           533.4
  Cost of equipment                                         277.8           331.7           254.4           245.3           200.3
  Selling, general and administrative                       803.5           934.0           773.3           557.5           569.5
  Depreciation and amortization                             425.9           417.4           385.7           337.8           320.4
  Special charge                                             87.7               -               -            23.7            87.7
---------------------------------------------------------------------------------------------------------------------------------
    Total operating costs and expenses                    2,320.8         2,373.8         2,036.5         2,117.1         1,711.3
---------------------------------------------------------------------------------------------------------------------------------
Operating Income                                            599.3           373.1           444.6           395.7           467.0
Other Income (Expense):
  Interest expense, net                                     (44.5)          (54.4)          (44.6)          (29.4)          (30.5)
  Minority interest                                         (52.5)          (38.1)          (43.4)          (13.8)          (43.2)
  Equity in income of unconsolidated entities               128.3           129.5           107.4            74.2            96.0
  Other, net                                                    -            (3.1)           10.4               -               -
---------------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                                  630.6           407.0           474.4           426.7           489.3
Income Taxes                                                258.6           172.9           188.4           173.0           201.0
---------------------------------------------------------------------------------------------------------------------------------
Net Income                                                  372.0           234.1           286.0           253.7           288.3
=================================================================================================================================

See notes to consolidated financial statements.

GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                                         U.S.$ MILLION
                                                                 -------------------------------------------------------------
                                                                                                                 SEPTEMBER 30,
                                                                               DECEMBER 31,                       (UNAUDITED)
                                                                 -----------------------------------------       -------------
                                                                      1998            1997            1996                1999
------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                            6.6             3.0            12.4                10.2
  Receivables, less allowances of $44.8, $34.4, $26.1 and
    $48.6 (unaudited)                                                422.3           421.4           455.9               469.9
  Notes receivable - affiliate                                           -               -           169.6                  --
  Inventories                                                         54.0            69.5            74.2                85.4
  Deferred income tax benefits                                        13.2             8.8             8.9                16.3
  Other                                                               38.0            37.7            45.9                38.5
------------------------------------------------------------------------------------------------------------------------------
    Total current assets                                             534.1           540.4           766.9               620.3
------------------------------------------------------------------------------------------------------------------------------
Property, Plant and Equipment, Net                                 2,601.5         2,579.7         2,538.7             2,624.2
Franchises, Goodwill and Other Intangibles, Net                    2,178.3         2,278.8         2,365.5             2,148.5
Investments in Unconsolidated Entities                               328.3           349.7           313.9               331.8
Other Assets                                                          37.1            20.7             8.7                 4.0
------------------------------------------------------------------------------------------------------------------------------
    Total assets                                                   5,679.3         5,769.3         5,993.7             5,728.8
==============================================================================================================================
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Short-term obligations, including current maturities               312.2           303.2           364.1                80.2
  Accounts payable and accrued liabilities                           345.7           387.6           475.0               389.9
  Accrued payroll and related expenses                                82.1            41.7            45.7                59.7
  Taxes payable                                                      141.3            65.1            16.3               125.3
  Other                                                               60.4            22.9            25.8                37.1
------------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                        941.7           820.5           926.9               692.2
------------------------------------------------------------------------------------------------------------------------------
Long-Term Debt                                                       197.5           354.0           354.0               122.5
Employee Benefit Plans                                               141.8           107.5            82.7               164.3
Deferred Income Taxes                                                612.3           558.4           463.2               686.1
Minority Interest                                                    139.4           147.2           133.1               135.5
Other Long-Term Liabilities                                           98.9            68.1            47.3               115.7
------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                              2,131.6         2,055.7         2,007.2             1,916.3
------------------------------------------------------------------------------------------------------------------------------
Stockholder's Equity:
  Common stock                                                        90.0            90.0            90.0                90.0
  Additional paid-in capital                                       3,491.0         3,491.0         3,491.0             3,502.1
  (Accumulated deficit) retained earnings                            (33.3)          132.6           405.5               220.4
------------------------------------------------------------------------------------------------------------------------------
    Total stockholder's equity                                     3,547.7         3,713.6         3,986.5             3,812.5
------------------------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholder's equity                     5,679.3         5,769.3         5,993.7             5,728.8
==============================================================================================================================

See notes to consolidated financial statements.

GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    U.S.$ MILLION
                                                     ----------------------------------------------------------------------------
                                                                                                          NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                SEPTEMBER 30, (UNAUDITED)
                                                     --------------------------------------------    ----------------------------
                                                             1998            1997            1996            1999            1998
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                  372.0           234.1           286.0           253.7           288.3
Adjustments to reconcile net income to net cash
  provided by operations:
  Depreciation and amortization                             425.9           417.4           385.7           337.8           320.4
  Deferred income taxes                                      50.7            95.0           141.4            81.9            74.3
  Special charge                                             87.7               -               -            23.7            87.7
  Changes in current assets and current
    liabilities:
    Receivables - net                                       (74.7)          (31.6)         (132.9)          (97.6)          (51.8)
    Other current assets                                     12.7            12.9           (50.1)          (31.9)            3.6
    Accrued taxes and interest                               79.2            37.7           (46.3)          (14.6)           49.3
    Other current liabilities                                (3.9)          (72.5)           71.2           (24.6)           18.5
  Other, net                                                 60.0            97.1            47.9            77.6             8.9
---------------------------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities             1,009.6           790.1           702.9           606.0           799.2
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                       (439.6)         (391.6)         (662.9)         (291.4)         (272.3)
Acquisitions and investments                                (15.7)          (13.2)           (2.9)           (1.2)          (15.5)
Proceeds from sales of assets                               159.3            31.8           274.4             5.4           124.6
Other, net                                                  (25.0)          (29.7)          (22.5)           (8.4)           (7.5)
---------------------------------------------------------------------------------------------------------------------------------
    Net cash used in investing activities                  (321.0)         (402.7)         (413.9)         (295.6)         (170.7)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt                                     -          (364.1)       (1,110.0)         (156.5)              -
Change in short-term obligations                           (147.2)          472.3        (1,122.7)         (150.5)         (628.0)
(Dividends paid to) contributions received from
  Parent                                                   (537.9)         (507.0)        1,930.0               -               -
Other                                                         0.1             2.0             3.2             0.2             0.2
---------------------------------------------------------------------------------------------------------------------------------
    Net cash used in financing activities                  (685.0)         (396.8)         (299.5)         (306.8)         (627.8)
---------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents                                                 3.6            (9.4)          (10.5)            3.6             0.7
Cash and cash equivalents, beginning of year                  3.0            12.4            22.9             6.6             2.9
---------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                        6.6             3.0            12.4            10.2             3.6
=================================================================================================================================
Cash paid during the year for:
  Interest                                                   30.0            59.0           187.9            26.4            26.8
=================================================================================================================================
  Income taxes                                              160.2            48.1            78.7           129.5           110.5
=================================================================================================================================

See notes to consolidated financial statements.

GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDER'S EQUITY

                                                                                      U.S.$ MILLION
                                                          ---------------------------------------------------------------------
                                                                                                    Retained
                                                                               Additional           Earnings
                                                                Common            Paid-In       (Accumulated
                                                                 Stock            Capital           Deficit)              Total
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                                        90.0            1,561.0              119.5            1,770.5
  Contributions by parent                                                         1,930.0                               1,930.0
  Net income                                                                                           286.0              286.0
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                                        90.0            3,491.0              405.5            3,986.5
  Dividends to parent                                                                                 (507.0)            (507.0)
  Net income                                                                                           234.1              234.1
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                                        90.0            3,491.0              132.6            3,713.6
  Dividends to parent                                                                                 (537.9)            (537.9)
  Net income                                                                                           372.0              372.0
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                                        90.0            3,491.0              (33.3)           3,547.7
  Tax benefit from exercise of stock options
    (unaudited)                                                                      11.1                                  11.1
  Net income (unaudited)                                                                               253.7              253.7
-------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1999 (unaudited)                           90.0            3,502.1              220.4            3,812.5
===============================================================================================================================

See notes to consolidated financial statements.

GTE WIRELESS INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

DESCRIPTION OF BUSINESS
GTE Wireless Incorporated and land-based wireless subsidiaries (GTEW or the Company) is a wholly owned subsidiary of GTE Corporation (Parent). GTEW provides nationwide wireless voice and data products and services to 4.8 million consumers and business customers in its markets. GTEW's wireless operations serve a population of 61.4 million potential wireless customers. Major cellular markets operating under the GTEW brand include San Francisco, Houston, Cleveland, San Diego, Tampa, San Jose, Indianapolis, Memphis, Louisville, Birmingham, Norfolk, Nashville, Greensboro and Honolulu. GTEW also provides 1.8 GHz wireless services in Cincinnati, Seattle and Spokane.

BASIS OF PRESENTATION
The Company prepares its consolidated financial statements in accordance with generally accepted accounting principles, which require that management make estimates and assumptions that affect reported amounts. Actual results could differ from these estimates.

The consolidated financial statements of GTEW include the accounts of all majority-owned subsidiaries. All significant intercompany amounts have been eliminated. Investments in 20%-50% owned entities and less than 20% owned cellular partnerships over which the Company exercises significant influence are accounted for on the equity basis.

REVENUE RECOGNITION
The Company earns service revenues primarily by providing access to the cellular network (access revenue) and for usage of the cellular network (airtime and toll revenues). Access revenues are recognized when earned. Airtime (including roaming) and toll revenues are recognized when the services are rendered. Other service revenues are recognized after services are performed or rendered and include custom calling feature and other revenues. Equipment sales are recognized upon delivery of the equipment to the customer. Other revenues include landline call termination revenues and paging revenues, which are recognized when services are rendered, and Universal Service Fund billings.

CUSTOMER ACQUISITION COSTS
The Company defers approximately two weeks of certain customer acquisition costs in order to recognize those direct costs in the same accounting period as the associated revenues, provided those revenues are contractual. These deferred costs were $27.1 million, $24.3 million, and $35.5 million at December 31, 1998, 1997 and 1996, respectively, and are included in other current assets in the accompanying consolidated balance sheets.

ADVERTISING COSTS
The Company expenses the cost of advertising as incurred. Advertising expense was $108.8 million, $128.9 million, and $110.7 million for 1998, 1997 and 1996, respectively, and is included as a component of selling, general and administrative expense in the accompanying consolidated statements of operations.

INTEREST EXPENSE, NET
The consolidated statements of operations reflect total interest expense, less interest income and interest capitalized during construction.

                                                                           U.S.$ MILLION
                                                                -----------------------------------
FOR THE YEARS ENDED DECEMBER 31                                      1998         1997         1996
---------------------------------------------------------------------------------------------------
Interest expense                                                     51.5         77.3        154.4
Interest income                                                      (0.2)       (10.0)       (74.8)
Interest capitalized                                                 (6.8)       (12.9)       (35.0)
---------------------------------------------------------------------------------------------------
Total                                                                44.5         54.4         44.6
===================================================================================================

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

INCOME TAXES
The Company files its federal income tax return on a consolidated basis with the Parent. Under the joint consolidated income tax agreement, the Company computes its current and deferred income tax expense on a stand-alone basis.

The consolidated financial statements also include certain partnerships for which, according to the Internal Revenue Code and applicable state statutes, income and expenses are not separately taxable to the partnerships, but rather accrue directly to the partners. Accordingly, the Company's provision for income taxes includes income taxes of the partnerships.

Deferred income taxes are recorded using enacted tax law and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for items when there is a temporary difference in recording such items for financial reporting and income tax reporting.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include investments in short-term, highly liquid securities, which have maturities when purchased of three months or less.

INVENTORIES
Inventories include cellular telephones, pagers, and accessories held for sale and are stated at the lower of cost or market, determined by the average cost method. Inventories are net of reserves for obsolescence.

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are recorded at cost. The Company records depreciation using the straight-line method over the estimated useful lives of the assets, which are primarily twenty years for buildings and towers, seven to ten years for cell and switching equipment and three to five years for furniture and fixtures and other equipment. When property is retired, the cost of the property and the related accumulated depreciation are removed from the consolidated balance sheet and any gain or loss on the transaction is included in cost of services in the accompanying consolidated statements of operations.

Work in progress represents costs incurred for the construction of cell sites and includes network engineering and capitalized interest. When these assets are placed in service, the costs are recorded in the appropriate property, plant and equipment accounts and depreciation begins. Depreciation expense for the years ended December 31, 1998, 1997 and 1996 was $356.4 million, $348.8 million and $319.4 million, respectively.

INTANGIBLES
Franchises, goodwill and other intangibles are amortized on a straight-line basis over the period benefited or 40 years, whichever is less. Amortization expense for the years ended December 31, 1998, 1997 and 1996 was $69.5 million, $68.6 million and $66.3 million, respectively. Goodwill relating to investments in unconsolidated entities is amortized on a straight-line basis over the period benefited or 40 years, whichever is less.

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

SOFTWARE
The Company classifies software as either network or non-network. For network software, initial operating systems software is capitalized and amortized over the life of the related hardware. All other network software is expensed as incurred. Non-network software, which includes billing and administrative systems, is capitalized and amortized over its useful life, not to exceed 5 years. Software maintenance and other non-network software costs are expensed as incurred. The Company capitalized $17.3 million and $16.3 million non-network software costs during the years ended December 31, 1998 and 1997, respectively, in connection with the implementation of new billing and administrative systems within the Company.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Under the provisions of this SOP, effective January 1, 1999, GTE will be required to capitalize and amortize the cost of all internal-use software, including network-related software it now expenses. The network-related software expensed in 1998 was not material.

EMPLOYEE BENEFIT PLANS
Pension and postretirement health care and life insurance benefits earned during the year as well as interest on projected benefit obligations are accrued currently. Prior service costs and credits resulting from changes in plan benefits are amortized over the average remaining service period of the employees expected to receive benefits. Curtailment gains and losses associated with employee separations are recognized when they occur. Settlement gains and losses are recognized when the significant pension obligations are settled and the gain or loss is determinable.

VALUATION OF ASSETS
The Company periodically reviews the values assigned to long-lived assets such as intangibles and property, plant and equipment, to determine whether any impairments exist that are other than temporary. The Company believes that the long-lived assets in the accompanying consolidated balance sheets are appropriately valued.

CREDIT RISK
The Company's accounts receivable subject the Company to credit risk, as collateral is generally not required. The Company's risk of loss is limited due to advance billings to certain customers for services and the ability to terminate access on delinquent accounts. The credit risk is mitigated by the large number of customers comprising the customer base. The carrying amount of the Company's receivables approximates their fair value.

SOURCES OF SUPPLIES
The Company relies on local telephone companies and other companies to provide certain communication services. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could potentially have an adverse impact on operating results.

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

Although the Company attempts to maintain multiple vendors for each required product, its inventory and equipment, which are important components of its operations, are currently acquired from only a few sources. If the suppliers are unable to meet the Company's needs as it builds out its network infrastructure and sells service and equipment, delays and increased costs in the expansion of the Company's network infrastructure or losses of potential customers could result, which would adversely affect operating results.

2.   PROPOSED MERGER WITH BELL ATLANTIC CORPORATION

On July 27, 1998, the Parent and Bell Atlantic Corporation entered into a merger agreement providing for the combination of the two companies. Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies and a majority of shareholders, the Parent's shareholders will receive
1.22 shares of Bell Atlantic Corporation stock for each share of the Parent's stock that they own. The merger is subject to regulatory approvals.

3.   SPECIAL CHARGE

During the first quarter of 1998, the Company adopted a plan to exit certain product lines, close several retail stores and eliminate a variety of employee functions. As a result, the Company recorded a pretax charge of $87.7 million in the accompanying consolidated statements of operations. Costs relating to the exit plan represent the write-off of certain fixed assets and other costs associated with exiting the related activities. As of December 31, 1998, liabilities of $25.5 million relating to the special charge were included in other current liabilities in the consolidated balance sheets.

4.   INVESTMENTS IN UNCONSOLIDATED ENTITIES

The Company owns non-controlling interests in 33 MSA and RSA partnerships ranging from 1% to 50%. These unconsolidated entities are accounted for using the equity method of accounting. Condensed combined financial information for those entities is summarized as follows:

                                                                           U.S.$ MILLION
                                                                -----------------------------------
FOR THE YEARS ENDED DECEMBER 31,                                     1998         1997         1996
---------------------------------------------------------------------------------------------------
Revenues                                                          2,440.6      2,356.0      2,242.2
===================================================================================================
Operating income                                                    726.2        738.4        691.3
===================================================================================================
Net income                                                          733.3        711.7        687.7
===================================================================================================
Equity in income of unconsol. entities                              128.3        129.5        107.4
===================================================================================================

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

                                                                           U.S.$ MILLION
                                                                -----------------------------------
AT DECEMBER 31,                                                      1998         1997         1996
---------------------------------------------------------------------------------------------------
Current assets                                                      482.6        529.9        527.0
Property, plant and equipment, net                                1,615.7      1,690.3      1,562.0
Other assets                                                         58.0         96.4         59.6
---------------------------------------------------------------------------------------------------
  Total                                                           2,156.3      2,316.6      2,148.6
===================================================================================================
Current liabilities                                                 388.6        454.8        379.4
Non-current liabilities                                              17.8         26.3         20.4
Other partners' share of net assets                               1,421.6      1,485.8      1,434.9
Company's share of net assets                                       328.3        349.7        313.9
---------------------------------------------------------------------------------------------------
  Total                                                           2,156.3      2,316.6      2,148.6
===================================================================================================

5.   PROPERTY, PLANT AND EQUIPMENT, NET

                                                                           U.S.$ MILLION
                                                                -----------------------------------
AT DECEMBER 31,                                                      1998         1997         1996
---------------------------------------------------------------------------------------------------
Land                                                                 43.1         42.3         40.2
Buildings                                                           640.0        612.3        558.2
Network and other equipment                                       2,699.8      2,600.9      2,200.5
Data processing equipment                                           163.6        158.6        151.7
Leasehold improvements                                              221.0        199.0        131.7
Furniture and fixtures                                               49.4         62.2         55.6
Work in progress                                                    180.9        151.5        426.8
---------------------------------------------------------------------------------------------------
  Total                                                           3,997.8      3,826.8      3,564.7
Accumulated depreciation                                         (1,396.3)    (1,247.1)    (1,026.0)
---------------------------------------------------------------------------------------------------
  Total property, plant and equipment, net                        2,601.5      2,579.7      2,538.7
===================================================================================================

Interest and network engineering costs capitalized as part of property, plant and equipment were as follows:

                                                                           U.S.$ MILLION
                                                                -----------------------------------
FOR THE YEARS ENDED DECEMBER 31,                                     1998         1997         1996
---------------------------------------------------------------------------------------------------
Capitalized interest                                                  6.8         12.9         35.0
Network engineering costs                                            33.9         45.1         48.7
---------------------------------------------------------------------------------------------------
  Total                                                              40.7         58.0         83.7
===================================================================================================

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

6.   DEBT

Long-term debt as of December 31 was as follows:

                                                                           U.S.$ MILLION
                                                                -----------------------------------
                                                                     1998         1997         1996
---------------------------------------------------------------------------------------------------
Long-term debt - Parent                                             183.2        333.2        333.2
Industrial Revenue Bonds                                             14.3         20.8         20.8
---------------------------------------------------------------------------------------------------
                                                                    197.5        354.0        354.0
===================================================================================================

Long-term debt - Parent represents notes payable to GTE Corporation, bearing interest ranging from 5.96% to 9.90%. The non-current portions of these notes are due in 2000. The interest rates on the Industrial Revenue Bonds, which are due after 2003, range from 65% to 71% of the SunTrust Bank of Atlanta's prime interest rate.

Short-term obligations as of December 31 were as follows:

                                                                           U.S.$ MILLION
                                                                -----------------------------------
                                                                     1998         1997         1996
---------------------------------------------------------------------------------------------------
Note payable - Parent                                               155.7        303.2            -
Current maturities of long-term debt - Parent                       150.0            -        364.1
Current maturities of long-term debt - non-affiliate                  6.5            -            -
---------------------------------------------------------------------------------------------------
                                                                    312.2        303.2        364.1
===================================================================================================

The interest rate on the note payable to Parent is based on the Parent's intercompany borrowing interest rate, which fluctuated between 5.46% and 6.18% in 1998, 5.44% and 5.80% in 1997 and 5.44% and 6.07% in 1996.

7.   STOCKHOLDER'S EQUITY

COMMON STOCK
The authorized and issued common stock of the Company at December 31, 1998 consisted of 1,000 shares with no par value and a stated value of $90.0 million.

ADDITIONAL PAID-IN CAPITAL
The Company received contributions from the Parent of $1,930.0 million in 1996. No other contributions have been received since 1996.

Dividends paid to the Parent were $537.9 million and $507.0 million in 1998 and 1997, respectively. No dividends were paid to the Parent in 1996.

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

8.   EMPLOYEE BENEFIT PLANS

The Company sponsors several qualified and nonqualified pension plans and other postretirement benefit plans for its employees. Substantially all employees are covered under defined benefit pension plans and postretirement health care and life insurance plans. Pension plans are generally noncontributory. Postretirement health care plans are generally contributory and include a limit on the Company's share of the cost for recent and future retirees. The following information is presented in accordance with the revised disclosure requirements of Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits."

The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of plan assets for the years ended December 31, and a statement of funded status as of December 31:

                                                                  U.S.$ MILLION                          U.S.$ MILLION
                                                       -----------------------------------    -----------------------------------
                                                            1998         1997         1996         1998         1997         1996
                                                       -----------------------------------    -----------------------------------
                                                                Pension Benefits                 Other Postretirement Benefits
---------------------------------------------------------------------------------------------------------------------------------
Benefit obligation at January 1                            121.3         90.0         67.1         18.3         13.7          8.8
  Service cost                                              18.7         14.2         10.4          2.2          1.7          1.0
  Interest cost                                             11.4          8.5          6.1          1.4          1.2          0.7
  Participant contributions                                    -            -            -          0.1          0.1          0.1
  Plan amendments                                            2.0          0.1            -            -            -            -
  Actuarial loss                                            17.4          9.7          7.2          0.1          1.8          3.2
  Benefits paid                                             (5.7)        (6.2)        (5.5)        (0.2)        (0.2)        (0.1)
  Curtailments and settlements                              (5.9)           -            -         (0.5)           -            -
  Other                                                     12.1          5.0          4.7            -            -            -
---------------------------------------------------------------------------------------------------------------------------------
Benefit obligation at December 31                          171.3        121.3         90.0         21.4         18.3         13.7
=================================================================================================================================

                                                                  U.S.$ MILLION                          U.S.$ MILLION
                                                       -----------------------------------    -----------------------------------
                                                            1998         1997         1996         1998         1997         1996
                                                       -----------------------------------    -----------------------------------
                                                                Pension Benefits                 Other Postretirement Benefits
---------------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets at January 1                      38.2         31.3         16.0            -            -            -
  Actual return on plan assets                               4.2          4.8          3.3            -            -            -
  Company contributions                                        -            -            -          0.1          0.1            -
  Participant contributions                                    -            -            -          0.1          0.1          0.1
  Benefits paid                                             (5.7)        (6.2)        (5.5)        (0.2)        (0.2)        (0.1)
  Curtailments and settlements                              (3.5)           -            -            -            -            -
  Other                                                     15.6          8.3         17.5            -            -            -
---------------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets at December 31                    48.8         38.2         31.3            -            -            -
=================================================================================================================================

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

                                                                  U.S.$ MILLION                          U.S.$ MILLION
                                                       -----------------------------------    -----------------------------------
                                                            1998         1997         1996         1998         1997         1996
                                                       -----------------------------------    -----------------------------------
                                                                Pension Benefits                 Other Postretirement Benefits
---------------------------------------------------------------------------------------------------------------------------------
Funded status as of December 31                           (122.5)       (83.1)       (58.7)       (21.4)       (18.3)       (13.6)
  Unrecognized transition obligation                         0.1          0.2          0.2            -            -            -
  Unrecognized prior service cost (benefit)                  1.4         (0.5)        (0.6)        (9.2)       (10.3)       (11.0)
  Unrecognized loss                                         18.8          6.9          1.9          9.1         10.2          8.6
---------------------------------------------------------------------------------------------------------------------------------
Net amount recognized                                     (102.2)       (76.5)       (57.2)       (21.5)       (18.4)       (16.0)
=================================================================================================================================

The following table provides the amounts recognized in the consolidated balance sheets as of December 31:

                                                                  U.S.$ MILLION                          U.S.$ MILLION
                                                       -----------------------------------    -----------------------------------
                                                            1998         1997         1996         1998         1997         1996
                                                       -----------------------------------    -----------------------------------
                                                                Pension Benefits                 Other Postretirement Benefits
---------------------------------------------------------------------------------------------------------------------------------
Accrued benefit liability                                 (102.2)       (76.5)       (57.2)       (21.5)       (18.4)       (16.0)
=================================================================================================================================

The following table provides the components of net periodic benefit cost for the years ended December 31:

                                                                  U.S.$ MILLION                          U.S.$ MILLION
                                                       -----------------------------------    -----------------------------------
                                                            1998         1997         1996         1998         1997         1996
                                                       -----------------------------------    -----------------------------------
                                                                Pension Benefits                 Other Postretirement Benefits
---------------------------------------------------------------------------------------------------------------------------------
Service cost                                                18.7         14.2         10.4          2.2          1.7          1.0
Interest cost                                               11.4          8.5          6.1          1.4          1.2          0.7
Expected return on plan assets                              (4.7)        (3.4)        (2.9)           -            -            -
Amortization of:
  Transition asset                                           0.1          0.1          0.1            -            -            -
  Prior service cost (benefit)                               0.1         (0.1)        (0.1)        (0.6)        (0.6)        (0.6)
  Net gain                                                     -            -            -          0.3          0.3          0.2
Curtailments and settlements                                 0.2            -            -            -            -            -
---------------------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost                                   25.8         19.3         13.6          3.3          2.6          1.3
=================================================================================================================================

The weighted-average assumptions used in measuring the Company's benefit obligations as of December 31 are as follows:

                                                                  U.S.$ MILLION                          U.S.$ MILLION
                                                       -----------------------------------    -----------------------------------
                                                            1998         1997         1996         1998         1997         1996
                                                       -----------------------------------    -----------------------------------
                                                                Pension Benefits                 Other Postretirement Benefits
---------------------------------------------------------------------------------------------------------------------------------
Discount rate                                               7.00%        7.25%        7.50%        7.00%        7.25%        7.50%
Annual salary increase                                      4.75         5.00         5.25            -            -            -
Expected return on plan assets                              9.00         9.00         9.00         8.00         8.00         7.00

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

The assumed health care cost trend rate is 6.75% in 1999 and is assumed to decrease gradually to an ultimate rate of 5.50% in the year 2004. A one percentage point change in the assumed health care cost trend rate would have the following effects on the Company's other postretirement benefits:

                                                                       U.S.$ MILLION
                                                                ----------------------------
                                                                 1% Increase     1% Decrease
--------------------------------------------------------------------------------------------
Effect on 1998 service and interest costs                                0.3            (0.3)
Effect on postretirement benefit obligation as of December
  31, 1998                                                               1.4            (1.3)

The Parent sponsors employee savings and stock ownership plans under section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees of GTEW. Under the plans, GTEW provides matching contributions in Parent common stock based on qualified employee contributions. Matching contributions charged to income were $7.2 million, $8.3 million and $6.8 million for 1998, 1997 and 1996, respectively.

9.   INCOME TAXES

The provision for income taxes consists of the following:

                                                                           U.S.$ MILLION
                                                                -----------------------------------
FOR THE YEARS ENDED DECEMBER 31,                                     1998         1997         1996
---------------------------------------------------------------------------------------------------
Current:
  Federal                                                           181.3         67.0         36.6
  State and local                                                    26.6         10.9         10.4
---------------------------------------------------------------------------------------------------
                                                                    207.9         77.9         47.0
---------------------------------------------------------------------------------------------------
Deferred:
  Federal                                                            40.9         80.6        117.5
  State and local                                                     9.8         14.4         23.9
---------------------------------------------------------------------------------------------------
                                                                     50.7         95.0        141.4
---------------------------------------------------------------------------------------------------
Provision for income taxes                                          258.6        172.9        188.4
===================================================================================================

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

A reconciliation of the income tax provision computed at the statutory tax rate to the Company's effective tax rate is as follows:

                                                                           U.S.$ MILLION
                                                                -----------------------------------
FOR THE YEARS ENDED DECEMBER 31,                                     1998         1997         1996
---------------------------------------------------------------------------------------------------
Income tax provision at the statutory rate                          220.7        142.4        166.0
State income taxes, net of US federal benefit                        23.7         16.5         22.3
Amortization of goodwill                                             12.0         12.0         12.0
Other, net                                                            2.2          2.0        (11.9)
---------------------------------------------------------------------------------------------------
Provision for income tax                                            258.6        172.9        188.4
===================================================================================================

The significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                           U.S.$ MILLION
                                                                -----------------------------------
AT DECEMBER 31,                                                      1998         1997         1996
---------------------------------------------------------------------------------------------------
Deferred tax assets:
  Employee benefit obligations                                       38.9         31.3         23.2
  Other                                                              60.5         36.3         60.9
---------------------------------------------------------------------------------------------------
    Total deferred tax assets                                        99.4         67.6         84.1
---------------------------------------------------------------------------------------------------
Deferred tax liabilities:
  Depreciation and amortization                                     597.5        522.0        444.1
  Unconsolidated partnership temporary differences                   36.4         34.4         27.7
  Other                                                              64.6         60.8         66.6
---------------------------------------------------------------------------------------------------
    Net deferred tax liabilities                                    599.1        549.6        454.3
---------------------------------------------------------------------------------------------------
Deferred tax asset - current                                         13.2          8.8          8.9
---------------------------------------------------------------------------------------------------
Deferred tax liability - non-current                                612.3        558.4        463.2
===================================================================================================

10. COMMITMENTS AND CONTINGENCIES

LEASES
The Company leases office space and network sites under long-term operating leases. These leases have options for renewal with provisions for increased rent upon renewal. Rent expense for the years ended December 31, 1998, 1997 and 1996 was $80.7 million, $72.2 million and $57.5 million, respectively, and is included in cost of services and selling, general and administrative costs in the accompanying consolidated statements of operations.

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

As of December 31, 1998, future minimum lease payments under noncancelable operating leases with initial or remaining periods in excess of one year were as follows:

                                                                U.S.$ million
-----------------------------------------------------------------------------
1999                                                                     61.6
2000                                                                     47.5
2001                                                                     34.9
2002                                                                     23.1
2003                                                                     13.5
Subsequent years                                                         32.5
-----------------------------------------------------------------------------
    Total                                                               213.1
=============================================================================

CONTINGENCIES
The Company is subject to several proceedings, including class actions, arising out of the conduct of its business. These proceedings primarily involve commercial transactions, including unfair trade practices. While the Company's legal counsel cannot give assurance as to the outcome of each of these matters, in management's opinion, based on the advice of such legal counsel, the ultimate liability with respect to any of these actions, or all of them combined, will not materially affect the consolidated financial position or operating results of the Company.

11. RELATED-PARTY TRANSACTIONS

The Company recorded service and other revenues from affiliates in the amount of $8.3 million, $8.8 million and $6.1 million for the years ended December 31, 1998, 1997 and 1996, respectively.

The Company purchases roamer administration, telecommunication services (including toll), electronic data processing services and other operating services from affiliates whose business is the provision of such services. The cost of these services to the Company was $127.6 million, $123.7 million and $58.3 million for the years ended December 31, 1998, 1997 and 1996, respectively. The Company also incurs general and administrative expenses from affiliates, which were $46.4 million, $65.4 million and $54.2 million for the years ended December 31, 1998, 1997 and 1996, respectively.

The Company makes payments to an affiliate for the construction of cell sites and other system property. The amounts capitalized were $21.8 million, $46.1 million and $53.4 million for the years ended December 31, 1998, 1997 and 1996, respectively, and are included in work in progress and other categories of property, plant and equipment in the accompanying consolidated balance sheets.

Balances due from affiliates were $17.7 million, $7.2 million and $2.5 million at December 31, 1998, 1997 and 1996, respectively, and are recorded in receivables in the accompanying consolidated balance sheets. Balances due to affiliates were $32.1 million, $29.0 million and $44.0 million at December 31, 1998, 1997 and 1996, respectively, and are recorded in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

NOTES TO GTE WIRELESS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998, 1997 AND 1996 (CONTINUED)

12. SUBSEQUENT EVENTS

AMERITECH ACQUISITION

On April 5, 1999, the Parent announced that it, along with Georgetown Partners, a private investment firm, had agreed to acquire Ameritech Corporation's interests in the Chicago, St. Louis and Central Illinois cellular properties for $3,270 million. On October 8, 1999, the Parent completed its acquisition of these operations, which include 1.7 million subscribers and more than 10.7 million net potential customers (POPs). The unit formed by these operations will be 93% owned by the Company and 7% owned by Davenport Cellular Communications LLC, a company wholly owned by Georgetown Partners. The unit will continue to operate under the Ameritech Cellular(TM) brand until the later of six months after the close of the GTE Corporation/Bell Atlantic Corporation merger, when a new company name will be adopted across all of the Company's markets or, October 8, 2000.

TOWER TRANSACTION

On November 8, 1999, the Company announced that it had agreed to form a company with Crown Castle International Corp. to own, operate and lease space on the Company's existing network of towers. The newly created entity will be controlled by Crown Castle International Corp. The Company will contribute real estate and integral equipment, including approximately 2,300 cellular towers to the entity, valued at approximately $900 million, and will lease back these sites by paying a monthly lease fee of approximately $1,400 per cell site to the entity. The Company will continue to own other cell site equipment, including switching equipment, antennas and other electronic components.